UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2018 (June 19, 2018)

FRED’S, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number 001-14565
Tennessee		62-0634010
(State or other Jurisdiction of Incorporation)		(IRS Employer Identification No.)

4300 New Getwell Road, Memphis, Tennessee 38118

(Address of principal executive offices)

(901) 365-8880

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financing accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Senior Leadership Changes

On June 19, 2018, Greg Froton’s employment as the Senior Vice President of Merchandising of Fred’s, Inc. (the “Company”) was terminated. Upon the execution of a separation agreement and general release (the “Froton Separation Agreement”), Mr. Froton will continue to receive his regular base salary through July 19, 2018, and he will receive severance of $540,000 payable over a 24-month period and other payments and reimbursements in accordance with the terms of the Froton Separation Agreement, including the immediate vesting of his restricted stock and options and the continuation of benefits in exchange for a general release of all claims against the Company. The Froton Separation Agreement also includes certain confidentiality, non-competition non-solicitation and non-disparagement provisions. The foregoing description of the Froton Separation Agreement does not purport to be complete and is subject to, and qualified, in its entirety by, the full text of the Froton Separation Agreement, which will be incorporated in the Company’s next quarterly filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRED’S INC.

Date: June 25, 2018	By:	/s/ Joseph M. Anto
	Name:	Joseph M. Anto
	Title:	Interim Chief Executive Officer, Executive Vice President, Chief Financial Officer and Secretary